Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lonestar Resources US Inc.
Fort Worth, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219759) and Form S-3 (No. 333-221392) of Lonestar Resources US Inc. of our report dated April 13, 2020 relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP
Dallas, Texas
April 13, 2020